                                   EXHIBIT 99

For Further Information:

Investor Contact: Deborah Abraham
                  (203) 459-6674
Media Contact:    Maria Gordon-Shydlo
                  (203) 459-7674

FOR IMMEDIATE RELEASE

                            OXFORD HEALTH PLANS, INC.
                      ANNOUNCES SECOND QUARTER 2000 RESULTS

          DILUTED EARNINGS PER SHARE BEFORE EXTRAORDINARY ITEM OF $0.45 DILUTED EARNINGS PER SHARE AFTER EXTRAORDINARY ITEM OF $0.41

         TRUMBULL, CONNECTICUT, JULY 26, 2000 Oxford Health Plans, Inc. (NASDAQ:
OXHP) announced today net income, after an extraordinary item related to debt retirement, of $37 million or $0.41 per diluted common share, for the quarter ended June 30, 2000. This compares to a net loss of $13 million or $0.16 per diluted common share for the same period last year. "Oxford's solid results reflect ongoing diligence in premium pricing, thoughtful healthcare affordability measures and significant administrative economies. With an intense focus on consumer, employer and physician preferences in the greater New York area, we are enthusiastic about our long term prospects," said Oxford Health Plans' Chairman and Chief Executive Officer, Norman C. Payson, M.D.

         Revenues for the quarter ended June 30, 2000 were $1.01 billion, compared to $1.05 billion in the second quarter last year. As of June 30, 2000, Oxford's total membership was approximately 1.49 million compared to 1.52 million at the end of the first quarter of 2000. The decline in membership reflects a net increase of over 4,300 members in the Company's large group products offset by the effect of the restructuring of certain small group product offerings.

         The medical loss ratio for the quarter ended June 30, 2000 of 80.9% benefited from favorable development of prior period reserve estimates of medical costs of approximately $15 million. Apart from this favorable development, the medical loss ratio was 82.4% compared to a medical loss ratio of 85.8% in the second quarter of 1999. The administrative loss ratio was 12.1% for the quarter compared to 15.0% for the second quarter of last year. The quarter's earnings were reduced by $3.6 million in extraordinary charges related to the Company's previously announced accelerated retirement of its bank term loan on May 17, 2000. Excluding favorable development of prior period medical cost estimates, incremental severance and extraordinary items in the period, the Company's fully diluted earnings were $0.36 per share. "The medical and administrative loss ratios for the quarter compared favorably with the second quarter of last year and illustrate the positive momentum of our Company. Our operating performance demonstrates our ability to remain focused on health care initiatives and administrative efficiencies while providing a positive healthcare experience for our members," said Dr. Payson.

         The Company reported positive cash flow from operations of $73 million for the quarter ended June 30, 2000. As of June 30, 2000, the Company had approximately $1.05 billion in current cash and marketable securities, including $99 million at the parent company. As announced on July 24th, Oxford received notice from New York State regulatory authorities that it would be allowed to dividend $40 million from its New York health plan to the parent company. "This payment, which was received yesterday, increased the parent company's available cash to over $130 million. The combination of parent company cash and projected operating cash flows for the remainder of 2000 will allow Oxford to pursue additional opportunities for increasing shareholder value, including additional enhancements in our capital structure," said Kurt B. Thompson, Oxford's Chief Financial Officer.

         Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford's services include traditional health maintenance organizations, point-of-service plans, third party administration of employer-funded benefits plans and Medicare plans.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release, including statements concerning future results of operations or financial position, the Company's long term prospects, future ability to receive cash from its regulated subsidiaries, projected operating cash flows for the remainder of 2000, future ability to pursue opportunities for increasing shareholder value, future changes in the Company's capital structure, and other statements contained herein regarding matters that are not historical facts, are forward-looking statements (as such term is defined in the Securities Exchange Act of 1934); and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

- Changes in Federal or State regulation relating to health care and health benefit plans, including proposed patient protection legislation and mandated benefits.

- Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans and new drugs and technologies.

- Competitive pressure on the pricing of the Company's products, including acceptance of premium rate increases by the Company's commercial groups.

- Higher than expected administrative costs in operating the Company's business and the cost and impact on service of changing technologies.

- The ability of the Company to operationalize risk transfer and other provider arrangements and the resolution of existing and future disputes over the reconciliations and performance under such arrangements.

- Any changes in the Company's estimates of its medical costs and expected cost trends.

- The impact of future developments in various litigation (including pending class and derivative actions filed against the Company and certain of its officers and directors, and other proceedings commenced against the Company and several employees by certain healthcare providers), regulatory proceedings and other governmental action (including the ongoing examination, investigation and review of the Company by various Federal and State authorities).

-    The Company's ability to renew existing members and attract new members.

- The Company's ability to develop processes and systems to support its operations and any future growth.

- The possibility of litigation similar to the purported class actions brought against certain large national health plans.

- Those factors included in the discussion under the caption "Business - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2000.

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                    As of June 30, 2000 and December 31, 1999
                        (In thousands, except share data)

                                    ASSETS

                                                                                   June 30,        Dec. 31,
                                                                                     2000            1999
                                                                                --------------- ---------------
Current assets:
    Cash and cash equivalents                                                        $ 206,196       $ 332,882
    Investments - available-for-sale, at market value                                  843,472         829,054
    Premiums receivable, net                                                            53,808          64,071
    Other receivables                                                                   25,559          32,588
    Prepaid expenses and other current assets                                            5,311           3,862
    Deferred income taxes                                                               70,985          68,266
---------------------------------------------------------------------------------------------------------------
        Total current assets                                                         1,205,331       1,330,723

Property and equipment, net                                                             37,497          49,519
Deferred income taxes                                                                  173,318         231,512
Restricted cash and investments                                                         57,531          61,603
Other noncurrent assets                                                                 21,472          13,531
---------------------------------------------------------------------------------------------------------------
        Total assets                                                                $1,495,149      $1,686,888
===============================================================================================================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:

    Medical costs payable                                                            $ 644,256       $ 656,063
    Trade accounts payable and accrued expenses                                        112,570         122,345
    Unearned premiums                                                                  111,500          97,155
    Current portion of capital lease obligations                                        10,252          12,467
---------------------------------------------------------------------------------------------------------------
        Total current liabilities                                                      878,578         888,030

Long-term debt                                                                         200,000         350,000
Obligations under capital leases                                                         1,471           5,787
Redeemable preferred stock                                                             228,695         344,316

Shareholders' equity:

    Preferred stock, $.01 par value, authorized 2,000,000 shares                             -               -
    Common stock, $.01 par value, authorized 400,000,000
      shares; issued and outstanding 83,738,061 shares in 2000
      and 81,986,457 shares in 1999                                                        837             820
    Additional paid-in capital                                                         488,073         488,030
    Accumulated deficit                                                               (286,196)       (372,350)
    Accumulated other comprehensive loss                                               (16,309)        (17,745)
---------------------------------------------------------------------------------------------------------------
      Total shareholders' equity                                                       186,405          98,755
---------------------------------------------------------------------------------------------------------------

      Total liabilities and shareholders' equity                                    $1,495,149      $1,686,888
===============================================================================================================

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                       Consolidated Statements of Earnings
                Three and Six Months Ended June 30, 2000 and 1999
             (In thousands, except per share, per member per month
                        and membership highlights data)

                                                                     Three Months Ended               Six Months Ended
                                                                          June 30,                        June 30,
                                                               ------------------------------- -------------------------------
                                                                    2000            1999            2000            1999
                                                               --------------- --------------- --------------- ---------------
Revenues:

    Premiums earned                                                 $ 990,565      $1,033,670      $1,991,436      $2,060,256
    Third-party administration, net                                     4,207           4,091           7,731           7,701
    Investment and other income, net                                   18,025          13,020          36,011          43,129
------------------------------------------------------------------------------------------------------------------------------
      Total revenues                                                1,012,797       1,050,781       2,035,178       2,111,086
------------------------------------------------------------------------------------------------------------------------------

Expenses:

    Health care services                                              801,141         886,836       1,618,506       1,758,709
    Marketing, general and administrative                             120,024         155,210         241,793         304,947
    Interest and other financing charges                                8,626          12,180          20,088          26,230
------------------------------------------------------------------------------------------------------------------------------
      Total expenses                                                  929,791       1,054,226       1,880,387       2,089,886
------------------------------------------------------------------------------------------------------------------------------

Earnings (loss) before income taxes and extraordinary item             83,006          (3,445)        154,791          21,200
Income tax expense (benefit)                                           34,863          (1,446)         65,013           8,904
------------------------------------------------------------------------------------------------------------------------------
Net earnings (loss) before extraordinary item                          48,143          (1,999)         89,778          12,296
Extraordinary item, net of income taxes                                (3,624)              -          (3,624)              -
------------------------------------------------------------------------------------------------------------------------------
Net earnings (loss)                                                    44,519          (1,999)         86,154          12,296
Less -  preferred stock dividends and amortization                     (7,516)        (11,377)        (20,351)        (22,459)
------------------------------------------------------------------------------------------------------------------------------
Net earnings (loss) attributable to common stock                    $  37,003      $  (13,376)     $   65,803      $  (10,163)
==============================================================================================================================

Earnings (loss) per common share - basic:

  Earnings (loss) before extraordinary item                         $    0.48      $    (0.16)     $     0.84      $    (0.13)
  Extraordinary item                                                    (0.04)              -           (0.04)              -
------------------------------------------------------------------------------------------------------------------------------
  Earnings (loss) per common share - basic                          $    0.44      $    (0.16)     $     0.80      $    (0.13)
==============================================================================================================================

Earnings per common share - diluted:

  Earnings before extraordinary item                                $    0.45      $    (0.16)     $     0.81      $    (0.13)
  Extraordinary item                                                    (0.04)              -           (0.04)              -
------------------------------------------------------------------------------------------------------------------------------
  Earnings per common share - diluted                               $    0.41      $    (0.16)     $     0.77      $    (0.13)
==============================================================================================================================

Weighted-average common shares outstanding-basic                       83,382          81,162          82,351          80,970
Effect of dilutive securities:
    Stock options                                                       4,464               -           3,114               -
    Warrants                                                            2,196               -               -               -
------------------------------------------------------------------------------------------------------------------------------
Weighted-average common shares outstanding-diluted                     90,042          81,162          85,465          80,970
==============================================================================================================================

Selected Information:

    Medical loss ratio                                                  80.9%           85.8%           81.3%           85.4%
    Administrative loss ratio                                           12.1%           15.0%           12.1%           14.7%
    Earnings before income taxes, financing charges,
      depreciation and amortization ("EBITDA")                      $ 100,267      $   22,970      $  193,431      $   75,520
    PMPM premium revenue                                            $  230.12      $   212.11      $   226.58      $   208.39
    PMPM medical expense                                            $  186.11      $   181.98      $   184.15      $   177.89
    Fully insured member months                                       4,304.6         4,873.2         8,789.1         9,886.5


                                                                                       As of June 30,          As of Dec. 31,
                                                                               ------------------------------  ---------------
MEMBERSHIP HIGHLIGHTS                                                               2000            1999            1999
---------------------------------------------------------------------------------------------- --------------  ---------------
Freedom and Liberty Plans                                                           1,115,900       1,269,400       1,210,500
HMO                                                                                   223,000         242,100         235,400
Medicare                                                                               90,100         103,800          97,700
------------------------------------------------------------------------------------------------------------------------------
Total Fully Insured                                                                 1,429,000       1,615,300       1,543,600
Third-party Administration                                                             62,600          53,400          50,100
------------------------------------------------------------------------------------------------------------------------------
Total Membership                                                                    1,491,600       1,668,700       1,593,700
==============================================================================================================================

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows
                Three and Six Months Ended June 30, 2000 and 1999

                                 (In thousands)

                                                                      Three Months Ended               Six Months Ended
                                                                           June 30,                        June 30,
                                                                ------------------------------- -------------------------------
                                                                     2000            1999            2000            1999
                                                                --------------- --------------- --------------- ---------------
Cash flows from operating activities:

    Net earnings (loss)                                              $  44,519       $  (1,999)      $  86,154       $  12,296
    Adjustments to reconcile net earnings (loss) to
      net cash provided (used) by operating activities:

        Depreciation and amortization                                    9,011          14,724          19,417          29,068
        Deferred income taxes                                           30,880          (1,446)         61,030           8,904
        Extraordinary item                                               3,624               -           3,624               -
        Realized loss on sale of investments                              (235)          2,853             379           3,395
        Other, net                                                       1,420             481           1,420           1,272
        Changes in assets and liabilities:

           Premiums receivable                                           9,300          19,956          10,263          (3,426)
           Other receivables                                             5,922           7,871           7,029           1,908
           Prepaid expenses and other current assets                       586          (2,075)         (1,449)         (2,242)
           Medical costs payable                                       (29,172)        (53,000)        (11,807)       (108,787)
           Trade accounts payable and accrued expenses                 (13,549)        (15,246)         (9,775)        (25,814)
           Income taxes payable/refundable                                   -               -               -               -
           Unearned premiums                                             5,717           6,906          14,345         (60,699)
           Other, net                                                    4,651          (5,788)          1,297         (10,293)
-------------------------------------------------------------------------------------------------------------------------------
             Net cash provided (used) by operating activities           72,674         (26,763)        181,927        (154,418)
-------------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:

    Capital expenditures                                                (4,666)         (3,066)         (7,268)         (4,147)
    Purchases of investments                                          (132,837)       (338,562)       (257,588)       (597,917)
    Sales and maturities of investments                                139,739         322,688         243,469         683,077
    Other, net                                                          (3,427)        (11,582)         (7,834)        (11,189)
-------------------------------------------------------------------------------------------------------------------------------
             Net cash provided (used) by investing activities           (1,191)        (30,522)        (29,221)         69,824
-------------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:

    Proceeds from exercise of stock options                             15,736           4,944          16,511           9,764
    Cash dividends paid                                                 (5,972)              -          (5,972)              -
    Redemption of notes payable                                       (139,400)              -        (153,400)              -
    Redemption of preferred stock                                            -               -        (130,000)              -
    Payments under capital leases                                       (2,786)         (4,553)         (6,531)        (11,980)
-------------------------------------------------------------------------------------------------------------------------------
             Net cash provided (used) by financing activities         (132,422)            391        (279,392)         (2,216)

-------------------------------------------------------------------------------------------------------------------------------

Net decrease in cash and cash equivalents                              (60,939)        (56,894)       (126,686)        (86,810)
Cash and cash equivalents at beginning of period                       267,135         207,801         332,882         237,717
-------------------------------------------------------------------------------------------------------------------------------
 Cash and cash equivalents at end of period                          $ 206,196       $ 150,907       $ 206,196       $ 150,907
===============================================================================================================================